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                                                                   EXHIBIT 23.2

                              CONSENT OF ENGINEER

  I hereby consent to the reference to me in this Registration Statement on Form S-3 of Unocal Corporation as having certified the estimates of proved oil and gas and geothermal reserves attributable to Unocal Corporation and its subsidiaries (the "Company"), all as prepared by the Company's petroleum engineering staff, which estimates are included in the 1994 Annual Report on Form 10-K of Unocal Corporation incorporated by reference in this Registration Statement.

                                          /s/ John F. Imle, Jr.
                                          John F. Imle, Jr.
                                          President,
                                          Unocal Corporation

Los Angeles, California
October 26, 1995